Report of Independent Accountants

To the Board of Trustees and
Shareholders
of Masters' Select Funds Trust


In planning and performing our audits of the financial statements of Masters'
Select Equity Fund, Masters' Select
International Fund, Masters' Select
Value Fund and Masters' Select
Smaller Companies Fund, each a series
of Masters' Select Funds Trust (the
"Trust") for the year ended December
31, 2003, we considered its internal
control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, not to provide assurance on
internal control.

The management of the Trust is
responsible for establishing and
maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2003.

This report is intended solely for the
information and use of the Board of
Trustees, management and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than these
specified parties.


PricewaterhouseCoopers LLP

New York, New York
February 6, 2004